Exhibit 10.30.5

EXECUTION VERSION

AMENDMENT NUMBER FIVE

to the

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement

dated as of July 17, 2015

between

BANK OF AMERICA, N.A.

and

LOANDEPOT.COM, LLC

THIS AMENDMENT NUMBER FIVE (this “Amendment”) is made as of the 12th day of March, 2018 (the “Effective Date”), by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the Effective Date, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date, the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Change of Control”: The occurrence of any of the following:

(a) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Equity Investors, LD Holdings and LD Intermediate, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of Seller entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;

(b) the sale or disposition of all or substantially all of Seller’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(c) the dissolution or liquidation of Seller; or

(d) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

“Equity Investors”: The holders of the equity interests in Seller immediately prior to the Restructuring Transactions, and their respective Family Members and Family Trusts.

“Family Member”: With respect to any individual, any other individual having a relationship by blood, marriage, or adoption to such individual.

“Family Trust”: With respect to any individual, any trust or other estate planning vehicle established for the benefit of such individual or Family Members of such individual.

“IPO”: The initial public offering of shares of LD Holdings or any of its Subsidiaries and any transactions related thereto.

“LD Holdings”: LD Holdings Group LLC, a Delaware limited liability company.

“LD Intermediate”: LD Intermediate, LLC, a Delaware limited liability company.

“LD Investment Holdings”: LD Investment Holdings, Inc., a Delaware corporation.

“Parent Change of Control”: The occurrence of any of the following with respect to LD Holdings:

(a) any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Parent Equity Investors as of the date hereof, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of LD Holdings entitled to vote for members of the board of directors or equivalent governing body of LD Holdings on a fully-diluted basis;

(b) the sale or disposition of all or substantially all of LD Holding’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(c) the dissolution or liquidation of LD Holdings; or

(d) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

“Parent Equity Investors”: The holders of the equity interests in LD Holdings and LD Intermediate, and their respective Family Members and Family Trusts.

“Restructuring Transactions”: Each of the following transactions undertaken in connection with an organizational restructure of Seller: (a) the creation of LD Holdings and LD Intermediate, each, a wholly-owned subsidiary of LD Holdings, (b) the assignment to LD Holdings and LD Intermediate of all of the equity of Seller, such that following such assignment LD Holdings would own not less than 99% of the equity in Seller, and LD Intermediate would own 1% or less of the equity in Seller, and (c) the ownership of all of the equity of LD Holdings by the Parent Equity Investors.

(b) Section 6(e) of the Agreement is hereby amended by deleting the word “or” appearing at the end of subsection (xiii) thereof, adding “; or” after subsection (xiv) thereof, and inserting the following new subsection immediately thereafter:

(xv) a Change of Control shall have occurred with respect to Seller.

(c) Section 10(a)(iv) of the Agreement is hereby amended by deleting subsections (13) and (14) in their respective entireties, replacing them with the following, and adding the following new subsection (15) thereafter:

(13) any material change in respect of any secondary marketing, underwriting, third party origination and interest rate risk management practices of Seller. By way of example, but not limitation, any material change to Seller’s hedging strategy or any change to add a new line of mortgage loan products shall be considered material change;

(14) any settlement with, or issuance of a consent order by, any Governmental Authority, in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $5,000,000 in the aggregate; and

(15) the occurrence of a Parent Change of Control.

(d) Section 10(k) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

(k) Neither Seller nor any of its Affiliates shall permit or consummate any IPO without the prior written consent of Purchaser.

SECTION 2. Conditions Precedent. As conditions precedent to the effectiveness of this Amendment, Seller hereby agrees that:

(a) Seller shall have delivered to Purchaser a certificate of Seller’s corporate secretary, substantially in the form of Exhibit C to the Master Repurchase Agreement as to the incumbency and authenticity of the signatures of the officers of Seller executing this Amendment and Amendment No. 6 to the Amended and Restated Master Repurchase Agreement, and attaching Seller’s certificate of formation and limited liability company agreement amended, as applicable, to address the Restructure Transactions, and a certificate of good standing; and

(b) The Restructuring Transactions, other than the assignment of equity interests in Seller to LD Intermediate, shall have occurred.

SECTION 3. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 6. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,	LOANDEPOT.COM, LLC,
as Purchaser	as Seller

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Amendment No. 5 to A&R Purchase and Sale Agreement (BANA/loanDepot)